Exhibit 99.1

FOR IMMEDIATE RELEASE: AUGUST 1, 2022

LEGGETT & PLATT REPORTS RECORD 2Q SALES

Carthage, MO, August 1, 2022 ---

•	2Q sales[1] were a quarterly record $1.33 billion, a 5% increase vs 2Q21

•	2Q EBIT of $143 million, down $29 million vs 2Q21 and down $1 million vs 2Q21 adjusted[2] EBIT

•	2Q EPS of $.70, a decrease of $.12 vs 2Q21 and an increase of $.04 vs 2Q21 adjusted[2] EPS

•	2022 guidance lowered: sales of $5.2–$5.4 billion; EPS of $2.65–$2.80

Diversified manufacturer Leggett & Platt reported record quarterly sales1 in second quarter of $1.33 billion, a 5% increase versus second quarter last year.

•	Organic sales[3] were up 5%

•	Volume was down 6%, primarily from demand softness in residential end markets, partially offset by growth in industrial end markets and Automotive

•	Raw material-related selling price increases added 13% to sales

•	Currency impact decreased sales 2%

•	Acquisitions and divestitures offset

Second quarter EBIT was $143 million, down $29 million from second quarter 2021, and down $1 million from second quarter adjusted2 EBIT.

•	EBIT decreased primarily from the non-recurrence of last year’s $28 million gain on the sale of real estate associated with our exited Fashion Bed business

•

EBIT decreased versus prior year’s adjusted[2] EBIT primarily from volume declines and lower overhead absorption as production and inventory levels were adjusted to meet reduced demand mostly in Bedding. These decreases were largely offset by metal margin expansion and pricing discipline in the Furniture, Flooring & Textile Products segment.

•	EBIT margin was 10.7%, down from 13.5% in the second quarter of 2021 and down from an adjusted[2] second quarter 2021 EBIT margin of 11.3%

Second quarter EPS was $.70. EPS decreased $.12 versus second quarter 2021 primarily from the non-recurrence of last year’s real estate gain ($.16/share) partially offset by lower tax rate ($.04/share). EPS increased $.04 versus adjusted2 second quarter 2021 primarily from lower tax rate.

CEO COMMENTS

President and CEO Mitch Dolloff commented, “We delivered quarterly record sales1, solid earnings, and strong cash from operations. These results are attributable to the excellent work of our employees as they continue to effectively navigate a dynamic operating environment and reflects the value of the diversity of our portfolio.

[1]	Sales from continuing operations
[2]	Please refer to attached tables for Non-GAAP Reconciliations
[3]	Trade sales excluding acquisitions/divestitures in the last 12 months

“We are lowering our full-year guidance to reflect macroeconomic uncertainties including impacts of inflation, tightening monetary policy, and softening consumer demand continuing through the back half of the year. We expect solid demand in our industrial and automotive end markets to partially offset softer consumer markets.

“The strength of our balance sheet supports our capital allocation discipline. We continue to invest in our businesses to capture near- and long-term growth opportunities, both organically and through strategic, bolt-on acquisitions. During the second quarter, we increased our dividend and marked 51 consecutive years of annual dividend increases. We also repurchased $35 million of our stock in the quarter. As we move through the remainder of the year, we will continue to evaluate our capital deployment options while monitoring the current macroeconomic uncertainties.”

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[2] was 2.39x trailing 12-month adjusted EBITDA[2]

•

Operating cash flow was $90 million in the second quarter, an increase of $49 million versus second quarter 2021. Working capital increased significantly last year due to restocking efforts following inventory depletion in 2020 but increased to a lesser extent this year as we continue to return to levels of inventory more reflective of current demand.

•	Capital expenditures were $22 million

•	Total liquidity was $1.3 billion

DIVIDEND

•	In May, Leggett & Platt’s Board of Directors declared a $.44 per share second quarter dividend, two cents higher than last year’s second quarter dividend

•	At an annual indicated dividend of $1.76 per share, the yield is 4.4% based upon Friday’s closing stock price of $39.64 per share

STOCK REPURCHASES

•	Repurchased 1.0 million shares at an average price of $35.01

•	Issued .1 million shares through employee benefit plans

•	Shares outstanding at the end of the second quarter were 132.6 million

2022 GUIDANCE

•	Full year 2022 sales and EPS guidance lowered

•	Sales are expected to be $5.2–$5.4 billion, +2% to +6% versus 2021

•	Volume is expected to be down low-to-mid single digits:

•	Down low double digits in Bedding Products Segment

•	Up low double digits in Specialized Products Segment

•	Roughly flat in Furniture, Flooring & Textile Products Segment

•	Raw material-related price increases, net of currency impact, expected to add sales growth

•	Small acquisitions completed in 2021 are expected to mostly offset divestitures

•	EPS is expected to be $2.65–$2.80

•	Based on this framework, EBIT margin should be 10.5% to 10.7%

•	Additional expectations:

•	Depreciation and amortization $200 million

•	Net interest expense $80 million

•	Effective tax rate 23%

•	Operating cash flow $550–600 million

•	Capital expenditures $130 million

•	Dividends $230 million

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•	Fully diluted shares 137 million

•	Prior Guidance:

•	Sales: $5.3–$5.6 billion

•	EPS: $2.70–$3.00

•	Operating cash flow approximately $600 million

•	Capital expenditures $150 million

SEGMENT RESULTS – Second Quarter 2022 (versus 2Q 2021)

Bedding Products –

•	Trade sales increased 1%

•	Volume decreased 15%, primarily from demand softness in U.S. and European bedding markets partially offset by strong trade demand in our Steel Rod and Drawn Wire businesses

•	Raw material-related selling price increases added 16%

•	Currency impact decreased sales 1%

•	Acquisitions, net of divestitures, added 1% to sales growth

•	The Kayfoam acquisition completed in June 2021 contributed 2% to sales

•	Divestitures of small operations in Drawn Wire and International Bedding decreased sales by 1%

•

EBIT decreased $31 million, primarily from the non-recurrence of last year’s $28 million gain on the sale of real estate associated with our exited Fashion Bed business. Additionally, lower volume and lower overhead absorption as production and inventory levels were adjusted to meet reduced demand were partially offset by higher metal margin.

Specialized Products –

•	Trade sales increased 8%

•	Volume was up 11%, driven by sales growth in Automotive, Aerospace, and Hydraulic Cylinders

•	Raw material-related price increases added 3%

•	Currency impact decreased sales 6%

•	EBIT decreased $6 million, primarily from higher raw material and transportation costs, labor inefficiencies, and currency impact, partially offset by higher volume

Furniture, Flooring & Textile Products –

•	Trade sales increased 10%

•	Volume was down 2% with declines in Home Furniture, Textiles, and Flooring partially offset by growth in Work Furniture

•	Raw material-related selling price increases added 13%

•	Currency impact decreased sales 1%

•	EBIT increased $7 million, primarily from pricing discipline partially offset by lower volume

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, August 2. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Third quarter results will be released after the market closes on Monday, October 31, 2022, with a conference call the next morning.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in most homes and automobiles. The 139-year-old Company is comprised of 15 business units, approximately 20,000 employees, and 130 manufacturing facilities located in 17 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, volume growth; acquisition and divestiture activity; the amount of sales, EPS, capital expenditures, depreciation and amortization, net interest expense, fully diluted shares, operating cash flow; our EBIT margin, effective tax rate, amount of dividends, raw material-related price increases, consumer demand, volume in each of the Company’s segments, and demand in industrial and automotive end markets. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the adverse impact on our sales, earnings, liquidity, cash flow, costs, and financial condition caused by the COVID-19 pandemic which has had, and depending on the length and severity of the pandemic and the percentage of the population vaccinated and effectiveness of any vaccines, could, in varying degrees, negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries, (b) our manufacturing facilities’ ability to remain open and fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) impairment of goodwill and long-lived assets, (d) restructuring-related costs, and (e) our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from Russia’s invasion of Ukraine; adverse impact from supply chain disruptions; our ability to deleverage; our ability to manage working capital; increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; market conditions; price and product competition from foreign and domestic competitors; cost and availability of raw materials (including semiconductors and chemicals) due to supply chain disruptions or otherwise, labor, and energy costs; inflationary impacts; cash generation sufficient to pay the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; changing tax rates; increased trade costs; cybersecurity breaches; customer losses and insolvencies; disruption to our steel rod mill; foreign currency fluctuation; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change compliance costs and market, technological and reputational impacts, and ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	August 1, 2022

RESULTS OF OPERATIONS	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2022	2021	Change	2022	2021	Change
Trade sales	$1,334.2	$1,269.6	5%	$2,656.5	$2,420.5	10%
Cost of goods sold	1,065.8	1,000.3		2,120.8	1,903.7

Gross profit	268.4	269.3	—%	535.7	516.8	4%
Selling & administrative expenses	105.4	112.6	(6)%	217.1	218.9	(1)%
Amortization	16.4	18.0		33.4	33.8
Other expense (income), net	3.6	(33.2)		4.6	(35.5)

Earnings before interest and taxes	143.0	171.9	(17)%	280.6	299.6	(6)%
Net interest expense	20.0	18.7		39.5	37.1

Earnings before income taxes	123.0	153.2		241.1	262.5
Income taxes	27.8	40.9		55.5	62.7

Net earnings	95.2	112.3		185.6	199.8
Less net income from noncontrolling interest	—	(0.1)		—	(0.1)

Net Earnings Attributable to L&P	$95.2	$112.2	(15)%	$185.6	$199.7	(7)%
Earnings per diluted share
Net earnings per diluted share	$0.70	$0.82	(15)%	$1.36	$1.46	(7)%
Shares outstanding
Common stock (at end of period)	132.6	133.3	(0.5)%	132.6	133.3	(0.5)%
Basic (average for period)	136.3	136.3		136.4	136.1
Diluted (average for period)	136.7	136.8	(0.1)%	136.8	136.6	0.1%

CASH FLOW	SECOND QUARTER			YEAR TO DATE
(In millions)	2022	2021	Change	2022	2021	Change
Net earnings	$95.2	$112.3		$185.6	$199.8
Depreciation and amortization	44.5	48.1		90.2	94.2
Working capital decrease (increase)	(55.7)	(111.0)		(170.1)	(263.5)
Impairments	—	—		—	—
Other operating activities	5.8	(8.5)		23.1	(0.2)

Net Cash from Operating Activities	$89.8	$40.9	120%	$128.8	$30.3	325%
Additions to PP&E	(22.1)	(25.0)		(40.8)	(49.0)
Purchase of companies, net of cash	—	(124.6)		—	(151.9)
Proceeds from business and asset sales	0.3	30.9		2.7	30.9
Dividends paid	(56.1)	(53.3)		(112.1)	(106.3)
Repurchase of common stock, net	(35.3)	(0.3)		(56.9)	(7.0)
Additions (payments) to debt, net	(18.5)	22.1		2.4	131.3
Other	(15.5)	7.1		(15.9)	4.4

Increase (Decrease) in Cash& Equivalents	$(57.4)	$(102.2)		$(91.8)	$(117.3)

FINANCIAL POSITION	Jun 30,	Dec 31,
(In millions)	2022	2021	Change
Cash and equivalents	$269.9	$361.7
Receivables	722.6	651.5
Inventories	1,026.9	993.2
Other current assets	72.4	58.9

Total current assets	2,091.8	2,065.3	1%
Net fixed assets	750.4	781.5
Operating lease right-of-use assets	189.3	192.6
Goodwill	1,430.4	1,449.6
Intangible assets and deferred costs, both at net	768.7	818.3

TOTAL ASSETS	$5,230.6	$5,307.3	(1)%

Trade accounts payable	$602.0	$613.8
Current debt maturities	301.3	300.6
Current operating lease liabilities	44.8	44.5
Other current liabilities	383.3	376.8

Total current liabilities	1,331.4	1,335.7	—%

Long-term debt	1,789.5	1,789.7	—%
Operating lease liabilities	149.5	153.0
Deferred taxes and other liabilities	345.6	380.3
Equity	1,614.6	1,648.6	(2)%

Total Capitalization	3,899.2	3,971.6	(2)%

TOTAL LIABILITIES & EQUITY	$5,230.6	$5,307.3	(1)%

LEGGETT & PLATT	Page 6 of 7	August 1, 2022

SEGMENT RESULTS [1]	SECOND QUARTER			YEAR TO DATE
(In millions)	2022	2021	Change	2022	2021	Change
Bedding Products
Trade sales	$612.5	$608.7	1%	$1,251.9	$1,144.5	9%
EBIT	69.1	100.4	(31)%	145.3	164.2	(12)%
EBIT margin	11.3%	16.5%	-520 bps [2]	11.6%	14.3%	-270 bps [2]
Gain on sale of real estate	—	(28.2)		—	(28.2)

Adjusted EBIT	69.1	72.2	(4)%	145.3	136.0	7%
Adjusted EBIT margin	11.3%	11.9%	-60 bps	11.6%	11.9%	-30 bps
Depreciation and amortization	26.2	26.4		52.4	52.5

EBITDA	95.3	98.6	(3)%	197.7	188.5	5%
EBITDA margin	15.6%	16.2%	-60 bps	15.8%	16.5%	-70 bps
Specialized Products
Trade sales	$260.1	$241.7	8%	$524.2	$499.3	5%
EBIT	21.4	27.4	(22)%	41.7	62.6	(33)%
EBIT margin	8.2%	11.3%	-310 bps	8.0%	12.5%	-450 bps
Depreciation and amortization	9.9	12.2		20.7	23.3

EBITDA	31.3	39.6	(21)%	62.4	85.9	(27)%
EBITDA margin	12.0%	16.4%	-440 bps	11.9%	17.2%	-530 bps
Furniture, Flooring & Textile Products
Trade sales	$461.6	$419.2	10%	$880.4	$776.7	13%
EBIT	51.3	44.7	15%	94.0	73.0	29%
EBIT margin	11.1%	10.7%	40 bps	10.7%	9.4%	130 bps
Depreciation and amortization	5.9	6.0		11.8	12.1

EBITDA	57.2	50.7	13%	105.8	85.1	24%
EBITDA margin	12.4%	12.1%	30 bps	12.0%	11.0%	100 bps
Total Company
Trade sales	$1,334.2	$1,269.6	5%	$2,656.5	$2,420.5	10%
EBIT—segments	141.8	172.5	(18)%	281.0	299.8	(6)%
Intersegment eliminations and other	1.2	(0.6)		(0.4)	(0.2)

EBIT	143.0	171.9	(17)%	280.6	299.6	(6)%
EBIT margin	10.7%	13.5%	-280 bps	10.6%	12.4%	-180 bps
Gain on sale of real estate [4]	—	(28.2)		—	(28.2)

Adjusted EBIT [4]	143.0	143.7	—%	280.6	271.4	3%
Adjusted EBIT margin [4]	10.7%	11.3%	-60 bps	10.6%	11.2%	-60 bps
Depreciation and amortization—segments	42.0	44.6		84.9	87.9
Depreciation and amortization—unallocated [3]	2.5	3.5		5.3	6.3

EBITDA	$187.5	$191.8	(2)%	$370.8	$365.6	1%
EBITDA margin	14.1%	15.1%	-100 bps	14.0%	15.1%	-110 bps

LAST SIX QUARTERS	2021				2022
Selected Figures (In Millions)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,150.9	1,269.6	1,319.2	1,332.9	1,322.3	1,334.2
Sales growth (vs. prior year)	10%	50%	9%	13%	15%	5%
Volume growth (same locations vs. prior year)	4%	31%	(6)%	(5)%	(4)%	(6)%
Adjusted EBIT [4]	127.7	143.7	144.2	152.2	137.6	143.0
Cash from operations	(10.6)	40.9	50.1	190.9	39.0	89.8
Adjusted EBITDA (trailing twelve months) [4]	677.9	772.9	760.8	755.1	764.6	760.3
(Long-term debt + current maturities—cash and equivalents) / adj. EBITDA [4,5]	2.46	2.32	2.41	2.29	2.32	2.39

Organic Sales (Vs. Prior Year) [6]	1Q	2Q	3Q	4Q	1Q	2Q
Bedding Products	12%	50%	12%	15%	16%	—%
Specialized Products	9%	69%	(4)%	(4)%	2%	8%
Furniture, Flooring & Textile Products	12%	43%	12%	17%	17%	10%
Overall	11%	50%	8%	11%	13%	5%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Consists primarily of depreciation of non-operating assets.
[4]	Refer to next page for non-GAAP reconciliations.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	August 1, 2022

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 10

Non-GAAP Adjustments [7]	2021				2022
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Gain on sale of real estate	—	(28.2)	—	—	—	—

Non-GAAP Adjustments (Pretax) [8]	—	(28.2)	—	—	—	—
Income tax impact	—	6.9	—	—	—	—

Non-GAAP Adjustments (After Tax)	—	(21.3)	—	—	—	—

Diluted shares outstanding	136.3	136.8	136.9	137.0	136.9	136.7
EPS Impact of Non-GAAP Adjustments	—	(0.16)	—	—	—	—

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2021				2022
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,150.9	1,269.6	1,319.2	1,332.9	1,322.3	1,334.2
EBIT (earnings before interest and taxes)	127.7	171.9	144.2	152.2	137.6	143.0
Non-GAAP adjustments (pretax)	—	(28.2)	—	—	—	—

Adjusted EBIT	127.7	143.7	144.2	152.2	137.6	143.0

EBIT margin	11.1%	13.5%	10.9%	11.4%	10.4%	10.7%
Adjusted EBIT Margin	11.1%	11.3%	10.9%	11.4%	10.4%	10.7%

EBIT	127.7	171.9	144.2	152.2	137.6	143.0
Depreciation and amortization	46.1	48.1	46.6	46.5	45.7	44.5

EBITDA	173.8	220.0	190.8	198.7	183.3	187.5
Non-GAAP adjustments (pretax)	—	(28.2)	—	—	—	—

Adjusted EBITDA	173.8	191.8	190.8	198.7	183.3	187.5

EBITDA margin	15.1%	17.3%	14.5%	14.9%	13.9%	14.1%
Adjusted EBITDA Margin	15.1%	15.1%	14.5%	14.9%	13.9%	14.1%

Diluted EPS	0.64	0.82	0.71	0.77	0.66	0.70
EPS impact of non-GAAP adjustments	—	(0.16)	—	—	—	—

Adjusted EPS	0.64	0.66	0.71	0.77	0.66	0.70

Net Debt to Adjusted EBITDA [9]	2021				2022
	1Q	2Q	3Q	4Q	1Q	2Q
Total debt	2,003.7	2,025.7	2,066.0	2,090.3	2,104.4	2,090.8
Less: cash and equivalents	(333.8)	(231.6)	(234.7)	(361.7)	(327.3)	(269.9)

Net debt	1,669.9	1,794.1	1,831.3	1,728.6	1,777.1	1,820.9
Adjusted EBITDA, trailing 12 months	677.9	772.9	760.8	755.1	764.6	760.3

Net Debt / 12-month Adjusted EBITDA	2.46	2.32	2.41	2.29	2.32	2.39

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The ($28.2) 2Q 2021 non-GAAP adjustment is included in the Other income line on the income statement.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.